Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-179728 on Form S-3 and Registration Statements No. 333-61335, 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293, 333-145459, 333-154522, 333-154523, 333-159336, 333-129011 and 333-164230 on Form S-8 of our reports dated February 27, 2012 and May 7, 2012 (as to Notes 1 and 2), relating to the consolidated financial statements of International Paper Company and subsidiaries (the “Company”), which report expresses an unqualified opinion and includes explanatory paragraphs related to the retrospective adjustment for the elimination of the one-quarter lag for the Company’s investment in Ilim Holding S.A. and the adoption of Accounting Standards Update 2011-05, Presentation of Comprehensive Income, the consolidated financial statement schedule the Company, and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2011.

Memphis, Tennessee

May 7, 2012

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